Exhibit 10.23

Amendment No. 4 to the

Edwards Lifesciences Corporation 401(k) Savings and Investment Plan

The Edwards Lifesciences Corporation 401(k) Savings and Investment Plan (“Plan”) is amended effective January 1, 2014 unless otherwise stated:

1.                    Effective September 16, 2013, Section 2.36 shall be amended to read as follows:

2.36        “Spouse”. means the person who is or was married to the Participant within the meaning of the laws of the State in which the Participant was married, and, for purposes of determining who is entitled to the survivor annuity under a joint and survivor annuity, the person who as of the date a Participant’s annuity payments begin is alive and married to the Participant within the meaning of the laws of the State in which the Participant was married.

2.                    Section 7.8 shall be amended to read as follows:

7.8          Qualified Reservist Distributions. Qualified reservist distributions (within the meaning of Code Section 72(t)(2)(G)) shall be permitted under this Plan.

IN WITNESS WHEREOF, a duly authorized officer of the Company has caused this Amendment No. 4 to be executed on the 12th day of November, 2014.

EDWARDS LIFESCIENCES CORPORATION

By:	/s/ Christine McCauley